EXECUTION COPY





                 ROAD DEVELOPMENT AGREEMENT


          made as of the 10th day of January, 1997


                        by and among



                     STATE OF NEW JERSEY

                             AND

            SOUTH JERSEY TRANSPORTATION AUTHORITY

                             AND

                MIRAGE RESORTS, INCORPORATED



















                         Exhibit 99
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

                            TABLE OF CONTENTS
                                                                      Page No.
ARTICLE 1 - DEFINITIONS                                                 4
          Section 1.1     Definitions                                   4

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE STATE AND SJTA        13
          Section 2.1     Representations and Warranties                13
          Section 2.2     Authorization of Agreement                    13
          Section 2.3     Agreement Not in Violation of Law
                            or Contracts                                15
          Section 2.4     Contracts; etc.                               17
          Section 2.5     Absence of Legal Proceedings                  20
          Section 2.6     Dedication of Existing Land                   21
          Section 2.7     Preliminary Budget                            21
          Section 2.8     Preliminary Time Schedule                     22
          Section 2.9     Omissions                                     22

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF DEVELOPER                 24
          Section 3.1     Representations and Warranties                24
          Section 3.2     Organization of Developer                     24
          Section 3.3     Authority of Developer                        24
          Section 3.4     Agreement Not in Violation of Law             25
          Section 3.5     Contracts; etc                                25
          Section 3.6     Absence of Legal Proceedings                  27
          Section 3.7     Preliminary Budget                            28
          Section 3.8     Preliminary Time Schedules                    28
          Section 3.9     Omissions                                     28

ARTICLE 4 - COVENANTS OF THE STATE AND SJTA                             29
          Section 4.1     Covenants and Agreements by the
                            State and SJTA                              29
          Section 4.2     Determination of Road Project Budget
                            and Schedule                                30
          Section 4.3     Payment for Preliminary Design Work           31
          Section 4.4     Funding of Road Project                       31
          Section 4.5     D/B Road Contract                             32
          Section 4.6     Payment Under D/B Road Contract               34
          Section 4.7     Savings                                       35
          Section 4.8     Construction Overruns                         36
          Section 4.9     Change Orders                                 36
          Section 4.10    Acquisition of Land and Rights of Way         37
          Section 4.11    Road Project Permits                          38
          Section 4.12    Casino Project Permits                        38
          Section 4.13    Enforcement of Law                            38
          Section 4.14    No Commitments                                38
          Section 4.15    Full Information                              39
          Section 4.16    Notice of Claims                              39

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
                                                                     Page No.

          Section 4.17    Omit Action                                   40
          Section 4.18    Assist Developer; Access                      41
          Section 4.19    Satisfaction of Conditions                    41

ARTICLE 5 - COVENANTS OF DEVELOPER                                      43
          Section 5.1     Covenants and Agreements by Developer         43
          Section 5.2     Preliminary Design Work                       43
          Section 5.3     Determination of the Road Project Budget      44
          Section 5.4     Funding of Road Project                       45
          Section 5.5     D/B Road Contract                             46
          Section 5.6     Acquisition of Land                           47
          Section 5.7     Road Project Permits                          48
          Section 5.8     Casino Project Permits                        48
          Section 5.9     Construction of Road Project                  48
          Section 5.10    Full Information                              49
          Section 5.11    Notice of Claims                              49
          Section 5.12    Omit Action                                   50
          Section 5.13    Satisfaction of Conditions                    51
          Section 5.14    Community Involvement                         51
          Section 5.15    Documents to Be Provided to State and SJTA    52
          Section 5.16    Inspection By State and SJTA                  53

ARTICLE 6 - CONDITIONS OF DEVELOPER TO CLOSING                          55
          Section 6.1     Conditions to the Obligation of
                            Developer at the Closing                    55

ARTICLE 7 - CONDITIONS OF STATE AND SJTA TO CLOSING                     59
          Section 7.1     Conditions to the Obligations of
                            the State and SJTA at the Closing           59

ARTICLE 8 - DOCUMENTS TO BE DELIVERED BY STATE AND SJTA AT CLOSING      63
          Section 8.1     Documents Delivered by the State and
                            SJTA at the Closing                         63

ARTICLE 9 - DOCUMENTS TO BE DELIVERED BY DEVELOPER AT CLOSING           65
          Section 9.1     Documents to be Delivered by Developer
                            at the Closing                              65

ARTICLE 10 - CLOSING                                                    67
          Section 10.1    Time and Place of Closing                     67
          Section 10.2    Further Assurances                            67

                               ii
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
                                                                     Page No.

ARTICLE 11 - SURVIVAL                                                   68
          Section 11.1    Survival                                      68

ARTICLE 12 - TERMINATION                                                69
          Section 12.1    Right to Terminate by Developer               69
          Section 12.2    Right to Terminate by the State and  SJTA     71
          Section 12.3    Notice of Termination; Effect of Termination  74
          Section 12.4    Completion of Access Road to Casino           77
          Section 12.5    Exchange of Documents                         77

ARTICLE 13 - MISCELLANEOUS                                              78
          Section 13.1    Assignability                                 78
          Section 13.2    Fees and Expenses                             78
          Section 13.3    Governing Law, Venue and Service              78
          Section 13.4    Notices                                       79
          Section 13.5    Ownership of Road Project and Real
                            Property                                    82
          Section 13.6    Headings and Word Meanings                    82
          Section 13.7    Entire Agreement                              83
          Section 13.8    Counterparts                                  84
          Section 13.9    Modification                                  84
          Section 13.10   Equitable Relief                              84
          Section 13.11   Severability                                  85
          Section 13.12   Construction                                  86
          Section 13.13   No Recording                                  86
          Section 13.14   Waiver                                        86
          Section 13.15   No Third Party Beneficiaries                  87
          Section 13.16   Cooperation                                   87
          Section 13.17   Binding Effect                                89

                               iii
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                           Schedules

Schedule                                                 Section

  2.2.1    Schedule of Required State Consents            2.2.1

  2.2.2    Schedule of Required SJTA Consents             2.2.2

  2.3.1    Schedule of State Breaches                     2.3.1

  2.3.2    Schedule of SJTA Breaches                      2.3.2

  2.4.1    Schedule of State Contracts                    2.4.1

  2.4.2    Schedule of SJTA Contracts                     2.4.2

  2.5.1    Schedule of State Litigation                   2.5.1

  2.5.2    Schedule of SJTA Litigation                    2.5.2

   3.5     Schedule of Developer's Contracts              3.5

   3.6     Schedule of Developer Litigation               3.6

                                iv
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                             EXHIBITS

Exhibit                                                Section

Exhibit A      -    Preliminary Budget                 1.1

Exhibit B      -    Form of Separate Opinions          6.1.8
                    of Attorney General and of
                    General Counsel to SJTA

Exhibit C      -    Form of Opinion of Warshaw         7.1.7
                    Burstein Cohen Schlesinger &
                    Kuh, LLP

                                v

          ROAD DEVELOPMENT AGREEMENT made as of this 10th

day of January, 1997, by and among the STATE OF NEW JERSEY,

acting through the Department of Transportation, 1035

Parkway Avenue, CN 600, Trenton, New Jersey  08625-0600, the

SOUTH JERSEY TRANSPORTATION AUTHORITY, a public body having

an office at Farley Service Plaza, P.O. Box 351, Hammonton,

New Jersey 08037 and MIRAGE RESORTS, INCORPORATED, a Nevada

corporation, having its principal office and place of

business at 3400 Las Vegas Boulevard So., Las Vegas, Nevada

89109.



                    W I T N E S S E T H:



          WHEREAS, the State and Developer desire to

cooperate with respect to a project that will improve

circulation in Atlantic City and minimize the impact of

traffic on residential neighborhoods; and



          WHEREAS, there exists a public purpose for

connecting the Atlantic City Expressway and Route 30 and

improving access to Brigantine along a route that serves the marina area of Atlantic City; and



          WHEREAS, Developer is desirous of developing one

or more casino entertainment complexes in the marina area of
                                1
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Atlantic City, New Jersey which will have an impact on

traffic in such area; and



          WHEREAS, Developer has advised the State that it

intends to invest or cause to be invested not less than $205 million for the following purposes:  (i) relocating certain

facilities of Atlantic City, New Jersey ($15 million); (ii)

environmental remediation of the Marina Land ($35 million);

(iii) construction of the Road Project on the terms and

conditions provided in this Agreement ($110 million); and

(iv) construction of internal roadways on the Marina Land

($45 million), in addition to the substantial amounts it

intends to invest in developing and constructing the Casino

Project; and



          WHEREAS, the State, based upon a report of the

Governor's Task Force on Atlantic City Access and

Circulation and additional assessments and evaluations, has

determined a need for certain improvements to be made to the transportation infrastructure in Atlantic City, New Jersey;

and



          WHEREAS, the State and SJTA have determined,

pursuant to the provisions of N.J.S.A. 27:1A-5, 27:7-21 and

27:25A-23 that it is in the public interest to construct
                                2
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such transportation infrastructure improvements and

Developer, the State and SJTA agree that it would be in

their mutual best interests to cooperate with respect to the construction of such transportation infrastructure

improvements subject to the terms and conditions hereinafter outlined in this Agreement; and



          WHEREAS, on September 17, 1996 the State and

Developer executed and delivered the Memorandum which, among other matters, provides for the State and Developer to

prepare, execute, acknowledge and deliver definitive

documentation (referred to in the Memorandum as the

Definitive Agreements) to set forth in detail all of the

respective rights and obligations of the State and Developer with respect to the Road Project; and



          WHEREAS, the State, SJTA and Developer desire to

set forth in this instrument all of their respective rights

and obligations with respect to the Road Project.



          NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                      ARTICLE 1 - DEFINITIONS

Section 1.1    Definitions

               For purposes of this Agreement, the following

terms have the following definitions:

          Affiliate shall mean (i) any Person directly or

indirectly controlling, controlled by or under common

control with another Person, (ii) a Person owning or

controlling ten (10%) percent or more of the outstanding

voting securities of such other Person; (iii) any executive

officer, director or, with respect to a partnership, a

general partner of such Person; and (iv) if such other

Person is an executive officer, director or partner, any

company for which such Person acts in any such capacity;

          Agreement shall mean this instrument, including

the Schedules and Exhibits attached hereto, as such

instrument may, from time to time, be amended in accordance

with the provisions hereof;

          Bankruptcy shall mean the occurrence of any of the

following events in respect of any Person:  (1) the granting of relief against such Person in an involuntary case under

the Federal Bankruptcy Code which is not removed within one

hundred-twenty (120) days, or in any such involuntary case,

the approval of the petition by such Person as properly

filed, or the admission by such Person of material allegations contained in the petition, (2) the execution by such Person of a general assignment for the benefit of

creditors, (3) the commencement of a voluntary case under

the Federal Bankruptcy Code by such Person, (4) the

appointment of a receiver for such Person or for all or a

substantial part of the assets of such Person and such

receivership proceedings are not removed within one hundred-

twenty (120) days after the receiver's appointment, or (5)

in the case of a Person which is a corporation, joint

venture, partnership or other business entity, the

commencement by such Person of liquidation, dissolution or

winding-up proceedings, or the commencement against such

Person of a proceeding to liquidate, wind-up or dissolve

such Person, which proceeding is not dismissed within one

hundred-twenty (120) days;

          Casino shall mean an area for conducting gaming

operations, to the extent permitted by the Casino Control

Act;

          Casino Control Act shall mean the applicable

provisions of the New Jersey Revised Statutes permitting,

regulating and taxing the acquisition, development,

ownership, operation and management of a Casino, as the same may hereafter be amended from time to time, and any

statute(s) hereafter enacted in replacement thereof and the regulations, if any, promulgated from time to time pursuant thereto;

          Casino Project shall mean the casino/hotel

contemplated to be designed and constructed by an Affiliate

of Developer on the Marina Land pursuant to the Marina Land

Redevelopment Agreement;

          Casino Project Permits shall mean all permits,

licenses, consents, certificates of occupancy,

authorizations and approvals, each in form and content

satisfactory to Developer, now or hereafter required by any

government agency in order to permit Developer to develop,

construct, own or operate the Casino Project;

          Closing shall have the meaning set forth in

Section 10.1;

          CRDA shall mean the Casino Reinvestment

Development Authority of New Jersey;

          D/B Contractor shall mean the Person retained by

Developer pursuant to the D/B Road Contract to design and

construct the Road Project;

          D/B Road Contract shall mean the fixed price

written contract between Developer and the D/B Contractor,

pursuant to which the D/B Contractor is retained by

Developer to design and construct the Road Project as such
                                6
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fixed price written contract may, from time to time, be

amended in accordance with the provisions thereof;

          Developer shall mean Mirage Resorts, Incorporated,

a Nevada corporation; provided, however, upon delivery of an instrument of assignment and assumption in accordance with

Section 13.1, the term Developer shall mean and refer only

to the assignee pursuant to such instrument, except to the

extent that Mirage Resorts, Incorporated retains its

financial obligations under this Agreement pursuant to

Section 13.1;

          Developer Road Project Funding Sources shall mean

and be limited to a total of $110 million, consisting of (a)

contributions by Developer aggregating $55 million to the

project account for the Road Project which is within the

Special Transportation Fund; and (b) payments aggregating

$55 million by Developer to CRDA or such other public agency of the State acceptable to CRDA and Developer which are

repayable to Developer pursuant to Section 5.4.1.2 hereof;

          DOT shall mean the Department of Transportation of

the State of New Jersey;

          Gaming Regulator shall mean any government agency

having or asserting jurisdiction over gaming operations, and any successor or successors thereto;

          Law shall mean any applicable statute, law,

regulation, ordinance, rule, judgment, order or decree,

whether now or hereafter in effect;

          Litigation shall mean any action or proceeding

pending or threatened with respect to the Road Project, the

Road Project Site, the Marina Land, the Marina Land

Redevelopment Agreement or the Casino Project;

          Marina Land shall mean the parcel of land in the

marina area of Atlantic City known as the Huron North

Redevelopment Area and commonly referred to as the H-Tract

as more particularly described in the Marina Land

Redevelopment Agreement, and on which Developer or an

Affiliate thereof intends, together with others, to build or cause to be built internal traffic infrastructure

improvements which Developer estimates will cost in excess

of $45 million and one or more Casinos;

          Marina Land Redevelopment Agreement shall mean the

agreement dated May 3, 1996 between Developer and the City

of Atlantic City pursuant to which Developer was given the

right to develop the Marina Land, as the same may, from time to time be amended;

          Memorandum shall mean that Memorandum of

Understanding made as of September 17, 1996 between the

State and Developer, together with Exhibit A annexed

thereto, as amended October 31, 1996 and December 6, 1996;

          Notice and Notices shall have the respective

meanings set forth in Section 13.4;

          Person shall mean any individual, limited or

general partnership, trust, corporation, association,

governmental body, or other legal entity;

          Preliminary Design Work shall mean the design,

engineering, electrical, geotechnical, environmental and

other work to be performed by the Program Manager during the

Preliminary Design Phase (as defined in the Program

Management Agreement);

          Preliminary Road Project Budget shall mean the

tentative budget for the Road Project as approved by the

State, SJTA and Developer as of the date of this Agreement

and attached hereto as Exhibit A;

          Program Manager shall mean Parsons Brinckerhoff -

FG, Inc., a Delaware corporation or any successor thereto;

          Program Management Agreement shall have the

meaning set forth in Section 4.1.1.2;

          Road Completion Date shall mean the date upon

which the construction of the Road Project has been

completed and accepted (including ownership) by SJTA (as

provided in the D/B Road Contract);

          Road Project shall mean the traffic infrastructure

improvements to be constructed in Atlantic City, New Jersey

and, upon completion, to be accepted, owned, maintained and

operated by SJTA and the State, or either, as depicted

conceptually on Exhibit A attached to the Memorandum,

together with such changes to such depiction as the State,

SJTA and the Developer may hereafter agree to;

          Road Project Budget shall mean the final budget

for the Road Project as approved in writing by the State,

SJTA and Developer which shall include, without limitation,

all out of pocket direct costs, design, testing and

construction costs, land and right of way acquisition costs,

costs of Road Project Permits, engineering, construction

management, consultant and other professional fees,

insurance and other expenses as agreed to by the parties,

and contingencies agreed to among the parties (subject to

Section 4.8 hereof) and other line items, in such detail as

is contained in the Preliminary Road Project Budget, all of

which shall not exceed, in the aggregate, $330 million;

          Road Project Funding Sources shall mean the

sources of payments to be made for the Road Project from

Developer Road Project Funding Sources and from State Road

Project Funding Sources;

          Road Project Permits shall mean all permits,

licenses, consents, authorizations and approvals required by the State and by every government agency having or asserting jurisdiction over the design and construction of the Road

Project to permit (a) Developer, the State and SJTA to

consummate and perform all of their respective obligations

pursuant to this Agreement, the Program Management Agreement and the D/B Road Contract with respect to the design and

construction of the Road Project and (b) the Program Manager and the D/B Contractor to consummate and perform all of

their obligations under the Program Management Agreement and the D/B Road Contract, respectively;

          Road Project Site shall mean the land shown on

Exhibit A annexed to the Memorandum, as such land shall be

shown on any approved changes to such Exhibit A;

          SJTA shall mean the South Jersey Transportation

Authority, a public body corporate and politic of the State

of New Jersey organized under N.J.S.A. 27:25A-1 et seq;

          State shall mean the State of New Jersey acting

through the DOT;

          State Road Project Funding Sources shall mean and

be limited to a total of $220 million consisting of (a) $95

million from the Transportation Trust Fund less all sums

paid pursuant to Section 4.3 and not refunded to the State pursuant to Section 5.2.3; and (b) $125 million financed through SJTA.
                               12
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                           ARTICLE 2

         REPRESENTATIONS AND WARRANTIES OF THE STATE AND SJTA

Section 2.1    Representations and Warranties.  In order

to induce Developer to enter into this Agreement, the State

hereby represents and warrants that the statements made in

Sections 2.2.1, 2.3.1, 2.4.1, 2.5.1, 2.6, 2.7, 2.8 and 2.9.1

are true and correct and SJTA hereby represents and warrants that the statements made in Sections 2.2.2, 2.3.2, 2.4.2,

2.5.2, 2.6, 2.7, 2.8 and 2.9.2 are true and correct.

Section 2.2     Authorization of Agreement.

        2.2.1  The execution and delivery of this Agreement by

the State and the consummation  and performance by the State of the transactions contemplated pursuant to this Agreement

have been duly authorized by all necessary action on the

part of the State and this Agreement is the valid and

binding obligation of the State, enforceable against the

State in accordance with its terms, subject to general

principles of equity, and to the rights of creditors

generally and to the provisions of the New Jersey

Contractual Liability Act and Tort Claims Act.  Except as

shall be set forth on Schedule 2.2.1 (Schedule of Required

State Consents) to be delivered to Developer on or before

February 14, 1997, and except for the appropriation of $84

million from the Transportation Trust Fund by the

Legislature of the State of New Jersey for the fiscal year

beginning July 1, 1997, which the State covenants to use its best efforts to cause, neither the execution and delivery of this Agreement nor the consummation and performance of the

obligations of the State under this Agreement, including,

without limitation, the payment for the Preliminary Design

Work, requires the consent of any Person.  The State does

not know of any reason why the consents to be set forth on

Schedule 2.2.1 will not be obtained in a timely manner and

in the ordinary course of business.

      2.2.2  The execution and delivery of this Agreement by

SJTA, and the consummation  and performance by SJTA of the

transactions contemplated pursuant to this Agreement, must

be duly authorized by the Commissioners of SJTA and such

approval is subject to the Governor's veto period as

provided in N.J.S.A. 27:25A-1 et seq.  After authorization

by the SJTA Commissioners and the absence of the Governor's

veto during the veto period, this Agreement will be the

valid and binding obligation of SJTA, enforceable against

SJTA in accordance with its terms, subject to general

principles of equity, and to the rights of creditors generally and to the provisions of the New Jersey

Contractual Liability Act and Tort Claims Act.  Except as

shall be set forth on Schedule 2.2.2 (Schedule of Required

SJTA Consents) to be delivered to Developer on or before

February 14, 1997, neither the execution and delivery of

this Agreement nor the consummation and performance of

SJTA's obligations under this Agreement, requires the

consent of any Person except as will be set forth on

Schedule 2.2.2.  SJTA does not know of any reason why the

consents to be set forth on Schedule 2.2.2 will not be

obtained in a timely manner and in the ordinary course of

business.

    Section  2.3     Agreement Not in Violation of Law or

Contracts.

             2.3.1   Except as shall be set forth on Schedule

2.3.1 (Schedule of State Breaches) to be delivered to Developer on or before February 14, 1997, to the knowledge of the State after reasonable inquiry, the execution, delivery,

consummation and performance of this Agreement by the State,

including, without limitation, the creation and funding of

all State Road Project Funding Sources and the payment for

the Preliminary Design Work will not constitute a breach,

violation or default of, or create a lien under, or conflict with, in any material respect, (a) any contract, indenture,

mortgage, deed of trust, promissory note, lease or other

agreement or instrument to which the State is a party or by

which the State is bound, or (b) any Law or other

requirement of the State or (c) any judgment, ruling, order

or requirement of any court, tribunal or arbitrator.

     2.3.2     Except as shall be set forth on Schedule 2.3.2

(Schedule of SJTA Breaches) to be delivered to Developer on

or before February 14, 1997, to the knowledge of SJTA after

reasonable inquiry, the execution, delivery, consummation

and performance of this Agreement by SJTA, including,

without limitation, the funding of SJTA obligations under

this Agreement, after the obtaining of the consents required under Schedule 2.2.2 will not constitute a breach, violation or default of, or conflict in any material respect with (a)

any contract, indenture, mortgage, deed of trust, promissory note, lease or other agreement or instrument, to which SJTA

is a party or under which SJTA is bound, or (b) any Law or

other requirement of the State of New Jersey, DOT or SJTA or

(c) any judgment, ruling, order or requirement of any court,

tribunal or arbitrator.

Section 2.4     Contracts; etc.

        2.4.1   Except as shall be set forth on Schedule 2.4.1

(Schedule of State Contracts) to be delivered to Developer

on or before February 14, 1997, to the knowledge of the

State, after reasonable inquiry, the State has not entered

into any material contract, written or oral, affecting all

of any part of the Road Project, the Road Project Site or

the Marina Land or the ownership, operation or management of the Road Project, the Road Project Site, the Marina Land or

the consummation or performance of the obligations of the

State under this Agreement, including, without limitation,

the creation and funding of all State Road Project Funding

Sources and the payment for the Preliminary Design Work and

to the best knowledge of the State, except as shall be set

forth on Schedule 2.4.1, there are no such contracts,

written or oral, of any nature or type, with respect to the

Road Project, the Road Project Site or the Marina Land.

There shall be attached to Schedule 2.4.1 true, correct and

complete copies of all such written contracts with the State which are currently in effect with respect to the Road

Project, the Road Project Site and the Marina Land and the

ownership, operation or management thereof and the consummation or performance of the transactions contemplated by this Agreement, plus all amendments and modifications

thereto; and where Schedule 2.4.1 refers to oral agreements,

Schedule 2.4.1 shall set forth all of the material terms

thereof, including without limitation, the parties, term,

price or fee, services to be rendered and rights of

extension or cancellation.  All contracts listed on or

attached to Schedule 2.4.1 shall be in full force and effect in accordance with their respective terms.  No party to any

contract to be attached to or referred to in Schedule 2.4.1

has asserted any claim of default or offset against the

State with respect thereto and no event has occurred or

failed to occur the occurrence or non-occurrence of which,

as the case may be, would in any way affect the validity or

enforceability of any such contract or give rise, with the

passage of time or the giving of notice, or both, to any

claim against the State of any default under such contract.

     2.4.2     Except as shall be set forth on Schedule 2.4.2

(Schedule of SJTA Contracts) to be delivered to Developer on or before February 14, 1997, to the knowledge of SJTA after

reasonable inquiry, SJTA has not entered into any material

contract, written or oral, affecting all of any part of the

Road Project, the Road Project Site or the ownership,

operation or management of the Road Project, the Road

Project Site, or the consummation or performance of SJTA

under this Agreement, and to the best knowledge of SJTA,

after reasonable inquiry, except as to be set forth on

Schedule 2.4.2, there are no such contracts, written or

oral, of any nature or type, with respect to the Road

Project, the Road Project Site or the Marina Land.  There

shall be attached to Schedule 2.4.2 true, correct and

complete copies of all such written contracts with SJTA

currently in effect with respect to the Road Project, the

Road Project Site and the Marina Land and the ownership,

operation or management thereof and the consummation or

performance of the transactions contemplated by this

Agreement, plus all amendments and modifications thereto;

and where Schedule 2.4.2 refers to oral agreements, Schedule

2.4.2 shall set forth all of the material terms thereof,

including without limitation, the parties, term, price or

fee, services to be rendered and rights of extension or

cancellation.  All contracts to be listed on or attached to

Schedule 2.4.2 shall be in full force and effect in

accordance with their respective terms.  No party to any

contract to be attached to or referred to in Schedule 2.4.2

has asserted any claim of default or offset against SJTA with respect thereto and no event has occurred or failed to occur the occurrence or non-occurrence of which, as the case may be, would in any way affect the validity or

enforceability of any such contract or give rise, with the

passage of time or the giving of notice, or both, to any

claim against SJTA of any default under such contract.

Section 2.5   Absence of Legal Proceedings.

        2.5.1 Except as shall be set forth on Schedule 2.5.1

(Schedule of State Litigation) to be delivered to Developer

on or before February 14, 1997, there are no material

actions, claims, proceedings (including, without limitation,

condemnation and eminent domain proceedings) or investiga-

tions whether at law or in equity, by any Person, pending

against or affecting the Road Project or the Marina Land to

which the State is a party.  True copies of all documents or instruments to be listed or referred to on Schedule 2.5.1

shall be delivered to Developer when Schedule 2.5.1 is

delivered to Developer.  The State does not know of any

outstanding judgments or orders of any court, government

agency, or arbitrator affecting the Road Project or the

Marina Land.

         2.5.2   Except as shall be set forth on Schedule

2.5.2 (Schedule of SJTA Litigation) to be delivered to Developer on or before February 14, 1997, there are no actions, claims, proceedings (including, without limitation,

condemnation and eminent domain proceedings) or investiga-

tions whether at law or in equity, by any Person, or by any

government agency, pending against or affecting the Road

Project or the Marina Land to which SJTA is a party.  True

copies of all documents or instruments to be listed or

referred to on Schedule 2.5.2 shall be delivered to

Developer when Schedule 2.5.2 is delivered to Developer.

SJTA does not know of any outstanding judgments or orders of any court, government agency, or arbitrator affecting the

Road Project or the Marina Land.

        Section 2.6    Dedication of Existing Land.  Except

as set forth in the Memorandum or in the Marina Land

Redevelopment Agreement, to the respective knowledge of the

State or SJTA, after reasonable inquiry, no commitment, oral or written, has been made by the State or SJTA which would

impose any material obligation upon Developer, the State or

SJTA to make any dedication of land or to construct, install or maintain any improvements of a public or private nature

on or about the Road Project Site or the Marina Land.

       Section 2.7   Preliminary Budget.  The Preliminary

Road Project Budget fairly represents a reasonable estimate

of the cost of the Road Project.

       Section 2.8   Preliminary Time Schedule.  The

parties have agreed upon a preliminary schedule which fairly represents a reasonable estimate of the time necessary to

construct the Road Project and the Casino Project and the

relationship between the times at which events are

anticipated to occur with respect to such construction,

subject to force majeure events.

       Section 2.9   Omissions.

        2.9.1     The warranties and representations by

the State in Sections 2.2.1, 2.3.1, 2.4.1, 2.5.1, 2.6, 2.7

and 2.8 and the information set forth in the Schedules

referred to therein to be attached to and made part of this

Agreement do not contain any material misstatement of fact

or omit any material fact necessary to be stated in order to make said warranties, representations and information not

misleading.

        2.9.2     The warranties and representations by

SJTA in Sections 2.2.2, 2.3.2, 2.4.2, 2.5.2, 2.6, 2.7 and

2.8 and the information set forth in the Schedules referred

to therein to be attached to and made part of this Agreement do not contain any material misstatement of fact or omit any material fact necessary to be stated in order to make said

warranties, representations and information not misleading.

                           ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF DEVELOPER

   Section 3.1   Representations and Warranties.  In order

to induce the State and SJTA to enter into this Agreement,

Developer hereby represents and warrants that the statements made in the balance of this Article 3 are true and correct.

   Section 3.2   Organization of Developer.  Developer is a

corporation duly organized, validly existing and in good

standing under the laws of the State of Nevada with full

power and authority to own or lease its properties and to

conduct its business in the manner and in the places where

such properties are owned or leased or such business is

conducted by it.

    Section 3.3    Authority of Developer.  Developer has

full power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement is the

valid and binding obligation of Developer enforceable in

accordance with its terms, subject to laws of general

application affecting creditors' rights and to general

principles of equity.  Except for the Road Project Permits

and the Casino Project Permits, and except for any consent

or approval of SJTA or the State required pursuant to this

Agreement, neither the execution and delivery by Developer

of this Agreement nor the consummation by Developer of the

transactions contemplated by this Agreement requires the

consent of any other Person.

  Section 3.4    Agreement Not in Violation of Law.  The

execution, delivery and performance by Developer of this

Agreement, and the consummation by Developer of the

transactions contemplated by this Agreement, will not

constitute a breach, violation or default of, or create a

lien under, or conflict with (a) the charter or by-laws of

Developer; or (b) any contract, indenture, mortgage, deed of trust, promissory note, lease or other agreement or

instrument to which Developer is a party or by which it is

bound; or (c) any Law or other requirements of any

government agency; or (d) any judgment, ruling or order of

any court or arbitrator.

  Section 3.5     Contracts; etc.  Except as shall be set

forth on Schedule 3.5 (Schedule of Developer's Contracts) to be delivered to the State and SJTA on or before February 14,

1997, the Developer has not entered into any contracts,

written or oral, affecting all of any part of the Road

Project, the Casino Project, the Road Project Site or the

Marina Land or the ownership, operation or management of the

Road Project, the Casino Project, the Road Project Site or

the consummation or performance of the transactions

contemplated by this Agreement and, to the best knowledge of the Developer, there are no such contracts, written or oral,

of any nature or type, with respect to the Road Project, the

Casino Project, the Road Project Site or the Marina Land.

Attached to Schedule 3.5 shall be true, correct and complete copies of all written contracts to which Developer or an

Affiliate of Developer is a party or is bound currently in

effect with respect to the Road Project, the Casino Project,

the Road Project Site and the Marina Land (except for the

Program Management Agreement and the Marina Land

Redevelopment Agreement, copies of which have previously

been  delivered to the State) and the ownership, operation

or management thereof and the consummation or performance of the transactions contemplated by this Agreement, plus all

amendments and modifications thereto; and where Schedule 3.5 refers to oral agreements, Schedule 3.5 shall set forth all

of the material terms thereof, including without limitation,

the parties, term, price or fee, services to be rendered and rights of extension or cancellation.  All contracts listed

on or attached to Schedule 3.5 shall be in full force and

effect in accordance with their respective terms and, except as noted on Schedule 3.5, all such contracts shall be terminable on thirty (30) days' notice by the Developer.  No party to any contract attached to or referred to in Schedule

3.5 shall have asserted any claim of default or offset

against the Developer with respect thereto and no event

shall have occurred or failed to occur the occurrence or

non-occurrence of which, as the case may be, would in any

way affect the validity or enforceability of any such

contract or give rise, with the passage of time or the

giving of notice, or both, to any claim against the

Developer or any government agency of any default under such contract.

  Section 3.6      Absence of Legal Proceedings.  Except as

shall be set forth on Schedule 3.6 (Schedule of Developer

Litigation) to be delivered to the State and SJTA on or

before February 14, 1997, there are no actions, claims,

proceedings or investigations, whether at law or in equity,

by any Person or by any government agency, pending against

or affecting, the Road Project, the Casino Project, the Road

Project Site or the Marina Land of which Developer has

knowledge.  True copies of all documents or instruments

listed or referred to on Schedule 3.6 shall be delivered to

the State and SJTA upon delivery of Schedule 3.6. Developer does not know of any outstanding judgments or orders of any court, government agency, or arbitrator affecting the Road

Project, the Road Project Site or the Marina Land.

  Section 3.7      Preliminary Budget.  The Preliminary Road

Project Budget fairly represents a reasonable estimate of

the cost of the Road Project.

  Section 3.8      Preliminary Time Schedules.  Provided the

State gains beneficial use of or acquires the Road Project

Site within twelve (12) months after Closing, the

preliminary schedule referred to in Section 2.8 fairly

represents a reasonable estimate of the anticipated

timelines for the construction of the Road Project and the

Casino Project, subject to force majeure events.

  Section 3.9      Omissions.  The foregoing warranties and

representations in Sections 3.2 to 3.8 inclusive and the

information set forth in the Schedules referred to therein

to be attached to and made a part of this Agreement do not

contain any material misstatement of fact or omit any

material fact necessary to be stated in order to make said

warranties, representations and information not misleading.

                            ARTICLE 4

                 COVENANTS OF THE STATE AND SJTA

  Section 4.1      Covenants and Agreements by the State and

SJTA.  From and after the date of this Agreement and through and including the occurrence of the Closing, and  thereafter until the Road Completion Date, the State and SJTA shall:

          4.1.1     Preliminary Design Work.  Assist Developer in

obtaining the performance of all Preliminary Design Work for the Road Project including:

          4.1.1.1     Meet with Developer from time to time

to review and evaluate possible modifications to the Road

Project and, when acceptable, approve such other changes as

Developer may reasonably request to the Road Project in

order that the projected or actual cost of the Road Project

not exceed the Road Project Budget provided that safety is

not compromised.

           4.1.1.2    When requested by Developer, not

unreasonably withhold, delay or condition its approval of

all work performed by the Program Manager pursuant to the

Program Management Agreement dated November 19, 1996 between

Developer and Program Manager (such agreement as the same

may, from time to time, be amended in accordance with the provisions thereof, hereafter the "Program Management

Agreement").  Within ten (10) days after receipt of a Notice seeking approval of work, the State and SJTA shall send a

Notice to Developer setting forth its approval or its

disapproval of such work, and, if a disapproval, its reasons therefor.
          4.1.1.3     The State and SJTA shall each

cooperate with the Program Manager in the performance of its obligations under the Program Management Agreement.

   Section 4.2       Determination of Road Project Budget and

Schedule.  The State and SJTA shall, together with

Developer, from time to time, analyze all anticipated direct and indirect costs of the construction of the Road Project,

and shall provide Developer with all work sheets including

all internal analyses of costs, appraisals of land and right of way and other information and data which it may have in

its possession or under its control dealing with such costs

and will, from time to time, as reasonably requested by

Developer meet with Developer to determine the Road Project

Budget and the schedule for construction of the Road

Project.  The State and SJTA will each use its best efforts,

in cooperation with Developer, to determine the Road Project

Budget and schedule for the construction of the Road Project and Casino Project by April 15, 1997, and such Road Project

Budget and schedule for the construction of the Road Project and Casino Project shall be initialed by the State, SJTA and

Developer.

  Section 4.3     Payment for Preliminary Design Work.  The

State will, in accordance with the payment obligations of

Developer under the Program Management Agreement, make

progress payments to Developer within ten (10) days after

the submission of completed invoices for such work for all

Preliminary Design Work certified by Developer to have been

performed and for all other sums due for Preliminary Design

Work pursuant to the Program Management Agreement.

  Section 4.4     Funding of Road Project.  The State and

SJTA will each use its respective best efforts in good faith to arrange and have available at the Closing all State Road

Project Funding Sources, all of which will be dedicated and

available to be paid when payments are required pursuant to

the Road Project Budget and the D/B Road Contract, which

payments shall, in no event exceed the aggregate of $220

million.  Without limiting the foregoing, from the date

hereof through the Closing, the State and SJTA will each

diligently pursue all appropriate financing sources to

enable the State and SJTA to obtain the funding contemplated to be obtained by the State and SJTA under this Agreement and will consult with and advise Developer on a regular

basis with respect thereto.

  Section 4.5     D/B Road Contract.

          4.5.1   The State and SJTA shall cooperate with

Developer in soliciting, in accordance with all provisions

of Law, bids from qualified road design and construction

firms and awarding the D/B Road Contract to the lowest

responsible bidder submitting a responsive bid.  Subsequent

to the receipt of bids by the Developer and prior to the

award of the D/B Road Contract, the Developer shall provide

the State and SJTA with copies of the bids and the name of the apparent low bidder.  Within five (5) days of receipt of

such copies, the State and SJTA shall send a Notice to

Developer either approving the award of the D/B Road

Contract to the apparent low bidder or setting forth the

reasons why approval cannot be granted.

         4.5.2     Prior to the inclusion of the D/B Road

Contract in the D/B Road Contract bid documents, Developer

shall provide the State and SJTA with such contract for

review and, if acceptable, approval.  The State and SJTA

shall not unreasonably withhold, condition or delay their

approval of the terms and conditions of the D/B Road

Contract, it being agreed that within ten (10) days after

such approval is requested, the State and SJTA shall either

send a Notice to Developer approving the D/B Road Contract

or send a Notice to Developer setting forth in writing the

reasons for not approving the terms and conditions of the

D/B Road Contract and the specific corrective language they

require.  In all events the State and SJTA will use their

best efforts to grant such approval by February 8, 1997.

        4.5.3     The State and SJTA shall, when

requested by Developer, not unreasonably withhold, delay or

condition their joint approval of all work performed by the

D/B Contractor, including all construction documents.  Within ten (10) days after receipt of a Notice seeking approval of

work, or of any construction documents, the State and SJTA

shall send a joint Notice to Developer setting forth in

writing either their approval of such work and construction

documents, or either, or the reasons for their not approving such work and construction documents, or either, as the case may be.

           4.5.4     The State and SJTA shall cooperate with

the D/B Contractor in the performance of its obligations

under the D/B Road Contract.  The State and SJTA shall jointly designate a protocol for such cooperation and an individual with full authority to obtain all decisions expeditiously on behalf of the State and SJTA with respect to the D/B Road

Contract including approval of construction documents, work

and invoices for payment.

               4.5.5     The State and SJTA each acknowledge

that in accordance with Law each cannot have any direct or

indirect interest or ownership in the D/B Contractor or its

subcontractors.

  Section 4.6     Payment Under D/B Road Contract.

              4.6.1     The State shall, within sixty (60)

days after the date hereof, establish procedures, including

the forms of invoices to be submitted for payments, all of

which shall be subject to the reasonable approval of

Developer, for the payment to Developer from Road Project

Funding Sources within twenty-five (25) days of submission

of completed invoices for work performed under the D/B Road

Contract.  The procedures shall, nevertheless, meet the

following criteria:

               4.6.1.1     The State and the Developer shall

establish a single depository account into which the State,

SJTA and the Developer shall, as required, deposit payments

of Road Project Funding Sources funds necessary to pay for work performed under the D/B Road Contract, and other amounts in the Road Project Budget, such deposits by the State, SJTA and the Developer to be made at all times in a ratio of 2

(State and SJTA): 1 (Developer).

              4.6.1.2     All payments of  Road Project

Funding Sources shall at all times be made from State Road

Project Funding Sources and from Developer Road Project

Funding Sources in the ratio of 2 (State Road Project

Funding Sources): 1 (Developer Road Project Funding Sources).

               4.6.1.2     The State will, in accordance with

the payment obligations of Developer under the D/B Road

Contract, upon submission by Developer of the information

necessary to comply with the procedures established in

accordance with Section 4.6.1, approve and cause payment to

Developer within twenty-five (25) days after the submission

of such information for all sums then claimed to be due the

D/B Contractor under the D/B Road Contract (including all

amounts to be retained by Developer under the D/B Road

Contract).

  Section     4.7        Savings.  If the final cost of

the Road Project, upon completion of the Road Project, is less than $330 million the difference shall be allocated in the

following order.

              4.7.1     As provided in the D/B Road Contract;

then

              4.7.2     To the State, SJTA and Developer in

the ratio of 2 (State and SJTA): 1 (Developer).

     Section 4.8   Construction Overruns.  The State, SJTA and

Developer shall explore, in good faith, whether or not to

purchase financial guaranty, contingency or other insurance

to cover certain risks, the premiums, deductibles and co-

insurance amounts for which shall be deducted from the

"Contingency" line item in the Road Project Budget and paid

from Road Project Funding Sources.

     Section 4.9     Change Orders.  In the event that either

the State, SJTA or Developer requests, after the execution

and delivery of the D/B Road Contract, any change in Exhibit

A (in the form attached to the Memorandum together with such changes as the State, SJTA and the Developer agreed to as of the date of execution and delivery of the D/B Road Contract)

or in the scope of the Road Project, such change shall be

implemented only if the following conditions are met:

             4.9.1   The party requesting the change shall

unconditionally agree in writing to pay for all additional

direct and indirect costs and expenses, if any, incurred by the Program Manager, D/B Contractor, Developer, the State

and SJTA and resulting from the implementation of such

change (provided that, in all events the change maintains

reasonable access to the Marina Land); and

             4.9.2    In the reasonable opinion of the party

not requesting the change, the change is acceptable in

design and the implementing of the change will not delay the completion of the Road Project or otherwise adversely impact in any material way the construction of the Road Project or

the benefits to be provided thereunder to such party.

     Section 4.10    Acquisition of Land and Rights of Way.

The State shall use its best efforts to obtain beneficial use of or acquire within twelve (12) months after the Closing the land and rights of way necessary for the Road Project,

including land owned or controlled by Developer or by any

Affiliate of Developer, together with all improvements

situated thereon and all riparian rights with respect to all such land, pursuant to the exercise of its power of eminent

domain with respect to all such land and rights of way and

otherwise in accordance with Law, irrespective of the state

of title to such land or the physical condition of the land

or of any improvements situated thereon, and shall pay all owners of such land and rights of way so acquired the amount required by Law.  If, as a result of litigation or

settlement by the State, the aggregate cost paid by the

State for such property exceeds the aggregate cost of such

property as set forth in the Road Project Budget, the State

shall pay such excess cost from its own funds.

    Section 4.11     Road Project Permits.  The State and SJTA

shall cooperate with and assist Developer, the Program

Manager and the D/B Contractor in obtaining, in a timely

manner, all Road Project Permits.

    Section 4.12     Casino Project Permits.  The State shall

cooperate with Developer and any Affiliate of Developer in

obtaining, in a timely manner, all Casino Project Permits.

    Section 4.13     Enforcement of Law.  The State and SJTA

shall use their best efforts to assure the consistent

enforcement of all Laws and agreements requiring

contributions from projects generating traffic in Atlantic

City toward the costs of transportation infrastructure

improvements in Atlantic City.

    Section 4.14     No Commitments.  Neither the State nor

SJTA shall, prior to the completion and the acceptance of the

Road Project, make any commitments or agreements, whether enforceable or not, which may have a material adverse impact on the Road Project Site or the Marina Land.

    Section 4.15     Full Information.  Except to the extent

disclosure is precluded by Law, the State and SJTA shall

keep Developer fully informed as to all events which occur

with respect to the Road Project, the Road Project Site,

Road Project Permits, the Marina Land and Casino Project

Permits promptly upon becoming aware thereof and promptly

forward to Developer all written communications, instruments and documents received by the State or any of its agents,

attorneys or other representatives with respect to the Road

Project, the Road Project Site, Road Project Permits and the

Marina Land and Casino Project Permits.

    Section 4.16     Notice of Claims.  The State and SJTA

shall promptly give written Notice to Developer of any actions,

claims, proceedings or investigations threatened or

commenced against the State or SJTA, which relate to, or

affect, the Road Project, the Road Project Site or the

Marina Land, any Road Project Permits, any Casino Project

Permits, or any licensing required in connection with either the Road Project, the Marina Land or the Casino Project, or

which may affect the transactions contemplated by this

Agreement or the Marina Land Redevelopment Agreement.  The

State and SJTA shall use their best efforts to defend

against any such actions, claims, proceedings or

investigations brought against either of them and shall

vigorously contest any action or proceeding brought to

enjoin, delay or challenge the transactions contemplated

hereby.

    Section 4.17      Omit Action.  The State and SJTA shall

neither take nor permit or consent to have any Person either

(i) take any action or (ii) fail, after Notice thereof, to

take all reasonable action if either the taking or

permitting the taking of such action or the failing to take

such action would cause (x) any of the representations and

warranties of the State and SJTA, as the case may be, which

are contained in this Agreement or the matters set forth on

the Schedules to be delivered by the State and SJTA to

become untrue in any material respect or (y) a breach of any of the covenants made by the State and SJTA which are

contained in this Agreement and, if any condition or

circumstance occurs from and after the date of this

Agreement and prior to the Road Completion Date which would

cause any of the representations and warranties of the State and SJTA which are contained in this Agreement or the

matters set forth on the Schedules to be delivered by the

State and SJTA to become untrue in any material respect,

give prompt written notice thereof to Developer.

    Section 4.18    Assist Developer; Access.

            4.18.1     The State and SJTA shall reasonably

cooperate with Developer and reasonably aid and assist and

provide any information reasonably requested by Developer in connection with the transactions contemplated by this

Agreement.  In addition, the State and SJTA shall assist

Developer in obtaining all Road Project Permits expeditiously and shall take all other action reasonably requested by

Developer to assist Developer in performing its obligations

under the Program Management Agreement and the D/B Road

Contract.

            4.18.2     The State hereby irrevocably grants

to Developer, the D/B Road Contractor and their respective

agents, employees, and designees the right to enter upon all land and rights of way owned or possessed by the State in

order to comply with its obligations under this Agreement

until the completion and acceptance by the State and SJTA of the Road Project.

    Section 4.19       Satisfaction of Conditions.  The State

and SJTA shall use their good faith best efforts, in

cooperation with Developer, to cause all of the conditions to Closing to be satisfied in a timely manner and to avoid any event or circumstance which would permit either party to terminate this Agreement.

                              ARTICLE 5

                        COVENANTS OF DEVELOPER

    Section 5.1     Covenants and Agreements by Developer.

From and after the date of this Agreement and through and

including the occurrence of the Road Completion Date,

Developer shall:

    Section 5.2      Preliminary Design Work.  Use its

reasonable best efforts to obtain the performance of all

Preliminary Design Work for the Road Project including:

            5.2.1     Meet with the State and SJTA from time

to time to review and evaluate possible modifications of the

Road Project and approve, when acceptable, such other changes as the State and SJTA may reasonably request to the Road

Project in order that the projected or actual cost of the

Road Project not exceed the Road Project Budget (provided

that reasonable access to the Marina Land is maintained).

            5.2.2     Promptly upon receipt of payments from

the State in accordance with Section 4.3, remit from the funds received the amount due the Program Manager in accordance

with the provisions of the Program Management Agreement.

            5.2.3     If the D/B Road Contract in the form

and content approved by the State and SJTA is not executed

and delivered by Developer and the D/B Contractor on or

before September 17, 1997, or such later date as the State,

SJTA and Developer may approve, reimburse the State as

required by the Memorandum for one-half of all sums previously paid by the State to Developer for Preliminary Design Work.

    Section 5.3       Determination of the Road Project Budget.

Developer shall, together with the State and SJTA, from time to time, analyze all anticipated direct and indirect costs

of the construction of the Road Project, and shall provide

the State and SJTA with all work sheets including all

internal analyses of costs and other information and data

which it may have in its possession or under its control

dealing with such costs, and will, from time to time, as

reasonably requested jointly by the State and SJTA, meet

jointly with the State and SJTA to determine the Road

Project Budget.  The Developer will use its best efforts, in cooperation with the State and SJTA, to determine the Road

Project Budget and schedule for the construction of the Road

Project and Casino Project by April 15, 1997, and such Road

Project Budget and schedule for the construction of the Road

Project and Casino Project shall be initialed by the State,

SJTA and Developer.

    Section 5.4       Funding of Road Project.

            5.4.1     Developer shall, from time to time, in

such order as shall be approved by Developer, the State,

SJTA and CRDA, provide the following Developer Road

Project Funding Sources which shall, in no event, exceed the aggregate of $110 million:

             5.4.1.1     Developer shall, as and when agreed

upon by Developer, the State and SJTA, but in a manner

consistent with the procedures described in Section 4.6,

contribute to the funding of the Road Project, as part of

the Developer Road Project Funding Sources, the amount of

$55 million, such contribution to be made to the account

designated pursuant to Section 4.6.1.1 or in such other

manner as Developer, the State and SJTA shall agree.

             5.4.1.2     Developer shall, as and when

agreed upon by Developer, the State and SJTA, but in a

manner consistent with the procedures described in Section

4.6, make available to CRDA as part of the Developer Road

Project Funding Sources, an aggregate of $55 million in a

manner and on terms and conditions satisfactory to Developer,

CRDA, SJTA and the State, repayable from and collateralized by future investment alternative tax obligations of Casinos,

whether owned by Developer, any Affiliate of Developer or by others, on the Marina Land.  The State and SJTA will use their best efforts to cause the CRDA repayment obligation to be

evidenced by readily marketable bonds or notes issued by

CRDA, but do not represent or covenant that the debt

instruments will be readily marketable.

    Section 5.5      D/B Road Contract.

            5.5.1    Developer, with approval of the State

and SJTA, shall establish a procedure for prequalifying those design and construction teams that may submit bids for the

D/B Road Contract.  Subsequent to its receipt and evaluation of all prequalification applications, Developer shall provide the State and SJTA with copies of all materials received and all evaluations performed by Developer.  The State and SJTA

shall, within five (5) days thereafter, review and comment

upon the prequalification evaluations prior to their

finalization and prior to notification of the successful and unsuccessful teams.

         5.5.2     Developer shall solicit, in accordance with

all provisions of Law, bids from qualified road design and

construction firms and award the D/B Road Contract to the lowest responsible bidder submitting a responsive bid. The

State and SJTA shall be provided with five (5) days to

review and comment upon bid submissions prior to

announcement of an award.

         5.5.3     Developer shall not be required to

execute and deliver the D/B Contract unless Developer

approves of the terms and conditions of the D/B Road Contract.

Upon execution of the D/B Road Contract, Developer shall

comply with all of the material covenants to be performed by

Developer under the D/B Road Contract.

         5.5.4     Developer shall, promptly upon receipt

of payments in accordance with Section 4.6, remit from the

funds received the amounts due the D/B Contractor in

accordance with the provisions of the D/B Road Contract.

         5.5.5     Neither the Developer nor its Affiliates

shall have any direct or indirect interest or ownership in

the D/B Contractor or its subcontractors.

    Section 5.6     Acquisition of Land.  Following the

Closing, when required for purposes of the Road Project,

Developer shall acquire all property with respect to which

it or any Affiliate of Developer then holds options or has

contracted to purchase to be set forth on Schedule 3.5 and

concurrently convey such property to the State for a price in each case equal to the fair market value thereof, as determined by appraisals commissioned by the State.

However, the aggregate purchase price for such properties

shall not exceed Developer's or its Affiliates' aggregate

acquisition cost thereof (including option and extension

payments).  The purchase price for such properties shall be

promptly paid to Developer or, at the State's election, may

be credited against Developer's next-occurring obligation to fund Developer Road Project Funding Sources.

     Section 5.7     Road Project Permits.  Developer shall

apply for and use its good faith best efforts to obtain, in

a timely manner, all Road Project Permits necessary to

commence construction of the Road Project.

    Section 5.8      Casino Project Permits.  After the

Closing, Developer shall or shall cause an Affiliate of

Developer to prepare applications for and thereafter to

apply for and use good faith best efforts to obtain, in a

timely manner, all Casino Project Permits necessary to

commence construction of the Casino Project.

    Section 5.9       Construction of Road Project.

Developer shall not commence construction of the Road

Project until it or an Affiliate acquires title to the

Marina Land or certifies to the State and SJTA that it shall acquire such title.

    Section 5.10      Full Information.  Except to the extent

disclosure is precluded by Law, the Developer shall keep the

State and SJTA fully informed as to all events which occur

with respect to the Road Project, the Road Project Site,

Road Project Permits, the Marina Land and Casino Project

Permits promptly upon becoming aware thereof and promptly

forward to the State and SJTA all written communications,

instruments and documents received by the Developer, any

Affiliate of Developer, or any of its agents, attorneys or

other representatives with respect to the Road Project, the

Road Project Site, Road Project Permits, the Marina Land and

Casino Project Permits.

    Section 5.11      Notice of Claims.  Developer shall

promptly give Notice to the State and SJTA of any actions,

claims, proceedings or investigations threatened or commenced against Developer which relate to, or affect, the Road

Project, the Road Project Site or the Marina Land, or any

Road Project Permits, any Casino Project Permits, or any

licensing required in connection with either the Road

Project, the Marina Land or the Casino Project, or which may affect the transactions contemplated by this Agreement or the Marina Land Redevelopment Agreement. Developer shall use its best efforts to defend against any such actions,

claims, proceedings or investigations brought against it and shall vigorously contest any action or proceeding brought to enjoin, delay or challenge the transactions contemplated

hereby.

    Section 5.12     Omit Action.  Developer shall neither

take nor shall permit any Affiliate nor consent to have any

other Person either (i) take any action or (ii) fail, after

Notice thereof, to take all reasonable action if either the

taking or permitting the taking of such action or the

failing to take such action would cause any of the

representations and warranties of Developer which are

contained in this Agreement or the matters set forth on the

Schedules attached hereto and delivered by Developer to

become untrue in any material respect and, if any condition

or circumstance occurs from and after the date of this

Agreement and until the Road Completion Date has occurred

which would cause any of the representations and warranties

of Developer which are contained in this Agreement or the

matters set forth on the Schedules attached hereto and

delivered by Developer to become untrue in any material respect, Developer shall give prompt written notice thereof to the State and SJTA.

    Section 5.13      Satisfaction of Conditions.  Developer

shall use its good faith best efforts, in cooperation with

the State and SJTA, to cause all of the conditions to

Closing to be satisfied in a timely manner and to avoid any

event or circumstance which would permit either party to

terminate this Agreement.

    Section 5.14      Community Involvement.  Developer shall

develop and submit to the State and SJTA, for review and

approval, such approval not to be unreasonably withheld,

conditioned or delayed, a public information and involvement program designed to disseminate information and gain input

from residents and business owners in the neighborhoods and

communities affected by the Road Project, appropriate state,

county and municipal officials, prospective users of the

Road Project and other interested members of the public.

Developer shall designate one or more individuals located in

Atlantic City who are capable of responding to public

inquiries and addressing public concerns.  Developer shall

maintain a record of all inquiries and concerns and the

manner in which they were addressed and shall provide copies of such record to an individual designated by the State and

SJTA from time to time as the State and SJTA may reasonably

request.  All inquiries requiring State or SJTA input and

all concerns raised by governmental officials or agencies

shall be promptly brought to the attention of the State and

SJTA.

    Section 5.15      Documents to Be Provided to State and

SJTA.

            5.15.1    Developer shall provide the State and

SJTA with a copy of the schedule submitted by the D/B

Contractor, as well as all other documents reasonably

requested by the State and SJTA with respect to the Road

Project.

           5.15.2     Developer shall provide the State and

SJTA with written reports detailing the progress and

percentage of completion of the Road Project on a monthly

basis and shall respond promptly to all questions and

concerns raised.  The written reports shall advise the State and SJTA of such matters as may be reasonably requested by

the State and SJTA, including anticipated extraordinary

conditions and schedule changes.

           5.15.3     The State and SJTA may, upon

reasonable Notice, during regular business hours, examine

all records pertaining to the Road Project.

    Section 5.16      Inspection By State and SJTA.

            5.16.1    The State and SJTA may, at any time,

and shall, promptly upon the request of Developer, visit the

Road Project Site, and inspect for work progress and

conformity of the work with the provisions of the D/B Road

Contract and the construction documents referred to therein.

The State and SJTA shall jointly advise Developer, in

writing, of all deficiencies noted, setting forth required

corrective action during each visit and provide Developer

with a reasonable period of time within which to require the

D/B Contractor to correct such deficiencies.

           5.16.2     The State and SJTA, or either, shall,

within ten (10) days of being sent a Notice that the Road

Project is completed, inspect the Road Project Site and,

within three (3) working days after such inspection advise

Developer, in writing, of their acceptance of the Road

Project and a "punch" list of all deficiencies between the

work performed and the requirements of the D/B Road

Contract, setting forth the required corrective action and

provide Developer with a reasonable period of time within

which to require the D/B Contractor to correct such

deficiencies.

         5.16.3     Developer shall submit to the State and

SJTA, after the correction of the "punch" list of

deficiencies noted during the inspection described in

Section 5.16.2, a complete set of "as-built" plans, signed

by a professional engineer, licensed in the State of New

Jersey, who shall certify that the Road Project was

constructed substantially in accordance with the approved

construction documents, except as noted in such "as built"

plans.

                            ARTICLE 6

               CONDITIONS OF DEVELOPER TO CLOSING

    Section 6.1      Conditions to the Obligation of

Developer at the Closing.  The following matters set forth

in this Article 6 are express conditions to the obligations

of Developer pursuant to this Agreement and shall be

fulfilled at or prior to the Closing or waived by Developer,

such waiver, however, to be without prejudice to any right of termination set forth in Section 12.1:

            6.1.1     Each of the representations and

warranties contained in Article 2 (Representations and

Warranties of the State and SJTA) of this Agreement,

including the matters referred to on the Schedules referred

to in such Article and to be attached hereto and made a part hereof, are true and correct in all material respects at the

Closing as though made on and as of the Closing.

Furthermore, the State and SJTA have performed, in all

material respects, all of its obligations under this

Agreement which by the terms thereof were to be performed on or before the Closing and have delivered to Developer a

certificate dated as of the Closing, confirming compliance

with the conditions set forth in this Section 6.1.1.

         6.1.2     The execution and delivery of the D/B

Road Contract by Developer and the D/B Contractor at a fixed price equal to or less than the amount allocated for the

design and construction of the Road Project in the Road

Project Budget, and otherwise in conformity to the

requirements with respect to the D/B Road Contract set forth in this Agreement, such D/B Road Contract to include a

payment and performance bond in favor of Developer, the

State and SJTA, such bond to be in form and content approved by Developer and issued by a company or companies approved

by Developer, such approval not to be unreasonably withheld,

conditioned or delayed, in the amount of the D/B Road Contract.

        6.1.3     The approval by Developer of the Road

Project Budget.

        6.1.4     The determination by Developer in the

exercise of its sole discretion that the State Road Project

Funding Sources and the proceeds of the payments under

Section 5.4.1.2 shall be dedicated adequately and in a

timely manner and be available for the Road Project.  If the

Closing does not occur as a result of the failure to satisfy this condition, the State will promptly reimburse Developer

for all of the costs and expenses reasonably incurred by

Developer and its Affiliates between the date of this

Agreement and the date of such termination in connection

with the Road Project.  Such costs and expenses shall

include, without limitation, out-of-pocket engineering,

consultant, legal fees and expenses, option and extension

payments to acquire property, and the reasonable in-house

project management expenses of Developer and its Affiliates.

          6.1.5     The determination by Developer that

the Casino Project and the Road Project may be completed in

accordance with Law.

          6.1.6     The determination by Developer that

there is no Litigation which, in the reasonable opinion of

Developer would be likely to (a) materially impair either

(i) the commencement and completion of the Road Project

within the Road Project Budget and schedule referred to in

Section 4.2 or (ii) the commencement and completion of the

Casino Project in accordance with the Marina Land

Redevelopment Agreement or (b) materially increase the cost

of or delay completing the Casino Project.

          6.1.7     All New Jersey gaming and CRDA tax

provisions, and all New Jersey Laws in effect on September

17, 1996 have not changed in any manner which would be

likely to materially delay, impede or increase the cost of completing either the Road Project or completing or operating the Casino Project and no such change is pending.

          6.1.8     The receipt from the Attorney General

of the State and from General Counsel to SJTA of their

favorable opinions dated as of the Closing as to the matters set forth on Exhibit B, in form and content acceptable to

Developer.

                            ARTICLE 7

              CONDITIONS OF STATE AND SJTA TO CLOSING

    Section 7.1     Conditions to the Obligations of the

State and SJTA at the Closing.  The following matters set

forth in this Article 7 are express conditions to the

obligations of the State and SJTA pursuant to this Agreement and shall be fulfilled at or prior to the Closing or waived

by the State and SJTA such waiver, however, to be without

prejudice to any right of termination set forth in Section

12.2:

            7.1.1     Each of the representations and

warranties contained in Article 3 (Representations and

Warranties of Developer) of this Agreement, including the

matters referred to on the Schedules referred to in such

Article and to be attached hereto and made a part hereof,

are true and correct in all material respects at the Closing as though made on and as of the Closing.  Furthermore,

Developer has performed, in all material respects, all of

its obligations under this Agreement which by the terms

thereof were to be performed on or before the Closing and

has delivered to the State and SJTA, a certificate of an

authorized officer of Developer dated as of the Closing confirming compliance with the conditions set forth in this

Section 7.1.1.

        7.1.2     The execution and delivery of the D/B

Road Contract by Developer and the D/B Contractor at a fixed price equal to or less than the amount allocated for the

design and construction of the Road Project in the Road

Project Budget, and otherwise in conformity to the

requirements with respect to the D/B Road Contract set forth in this Agreement, such D/B Road Contract to include a

payment and performance bond in favor of Developer and the

State and SJTA, such bond to be in form and content approved by the State and SJTA, such approval not to be unreasonably

withheld, conditioned or delayed, and issued by a company or companies approved by the State and SJTA in the amount of

the D/B Road Contract.

          7.1.3     The approval by the State and SJTA of

the Road Project Budget.

          7.1.4     The determination by the State and SJTA

that the Developer Road Project Funding Sources shall be

available adequately and in a timely manner for the Road

Project.  If the Closing does not occur as a result of the

failure to satisfy this condition, Developer will promptly

reimburse the State and SJTA for all of the costs and expenses reasonably incurred by the State and SJTA between the date of this Agreement and the date of such termination

in connection with the Road Project.  Such costs and expenses shall include, without limitation, out-of-pocket

engineering, consultant and legal fees and expenses, and the

State's and SJTA's reasonable in-house project management

expenses but shall not include any payments made by the

State pursuant to Section 4.3 of this Agreement or Section

6(b) of the Memorandum.

           7.1.5     The determination by the State and SJTA

that the Casino Project and the Road Project may be completed in accordance with Law.

           7.1.6     The determination by the State and

SJTA that there is no Litigation which, in the reasonable

opinion of the State and SJTA, would be likely to (a)

materially impair either (i) the commencement and completion of the Road Project within the Road Project Budget and

schedule referred to in Section 4.2 or (ii) the commencement and completion of the Casino Project in accordance with the

Marina Land Redevelopment Agreement, or (b) materially delay completing the Casino Project.

          7.1.7     The receipt from Messrs. Warshaw

Burstein Cohen Schlesinger & Kuh, LLP, counsel to Developer, its favorable opinion dated as of the Closing as to the matters set forth on Exhibit C, in form and substance

acceptable to the State and SJTA.

                            ARTICLE 8

     DOCUMENTS TO BE DELIVERED BY STATE AND SJTA AT CLOSING

    Section 8.1      Documents Delivered by the State and SJTA

at the Closing.  At the Closing, the State and SJTA, as

appropriate, will deliver or cause to be delivered to

Developer the following:

            8.1.1     A certificate dated the date of the

Closing from the State and SJTA that all warranties and

representations of the State and SJTA in this Agreement,

including the matters listed or referred to on the Schedules delivered by the State and SJTA hereto, are true and correct in all material respects, and that the State and SJTA have

performed all covenants to be performed by the State and

SJTA between the date of this Agreement and the Closing

pursuant to this Agreement;

            8.1.2     All documents or instruments initialed

for identification or incorporated by reference herein or

required, pursuant to other provisions of this Agreement, to be delivered to Developer at the Closing;

            8.1.3     The approval referred to in Section

7.1.3.

            8.1.4     The opinions of the Attorney General

of the State and from General Counsel of SJTA substantially

in the form of Exhibit C hereto; and

            8.1.5     Such other documents and instruments

as may be reasonably required pursuant to this Agreement or

reasonably necessary to effectuate and comply with the

provisions of this Agreement to be effectuated or complied

with at the Closing.

                             ARTICLE 9

        DOCUMENTS TO BE DELIVERED BY DEVELOPER AT CLOSING

    Section 9.1      Documents to be Delivered by Developer at

the Closing.  At the Closing, Developer will deliver or

cause to be delivered to the State and SJTA, as appropriate,

the following:

            9.1.1     A certificate dated the date of the

Closing from an authorized officer of Developer that all

warranties and representations of Developer in this

Agreement, including the matters listed or referred to on

any Schedule delivered by Developer, are true and correct in all material respects and that Developer has performed all of the covenants to be performed by Developer pursuant to

this Agreement;

           9.1.2     A certified copy of the resolutions of

Developer authorizing the transactions contemplated by this

Agreement;

           9.1.3     All documents or instruments initialed

for identification or incorporated by reference herein or

required, pursuant to other provisions of the Agreement, to

be delivered to the State at the Closing;

           9.1.4     The notice to proceed to the D/B

Contractor to commence the design phase of the D/B Contract;

           9.1.5     The approval referred to in Section 6.1.3;

           9.1.6     The opinion of Messrs. Warshaw Burstein

Cohen Schlesinger & Kuh, LLP substantially in the form of

Exhibit D; and

           9.1.7     Such other documents and instruments

which may be reasonably required pursuant to this Agreement

or reasonably necessary to effectuate and comply with the

provisions of this Agreement to be effectuated or complied

with at the Closing.

                           ARTICLE 10

                            CLOSING

    Section 10.1     Time and Place of Closing.  The closing

pursuant to this Agreement (the "Closing") shall occur at

the offices of the offices of DOT, 1035 Parkway Avenue,

Trenton, New Jersey  08625, on July 8, 1997, or as soon

thereafter as all conditions to the Closing shall have been

satisfied or waived, or at such other place, date or time as may be fixed by mutual agreement of the parties.

            10.2     Further Assurances.  The State, SJTA and

Developer, from time to time at the request of any party and without further consideration, shall execute and deliver all such documents and take such other action as such other

party may reasonably request to accomplish the purposes of

this Agreement and to effectuate the Closing.

                           ARTICLE 11

                            SURVIVAL

    Section 11.1     Survival.  All representations and

warranties herein or in any schedule, certificate or

financial statement delivered by either party to the other

party incident to the transactions contemplated by this

Agreement hereby are material, shall be deemed to have been

relied upon by each other party notwithstanding any

investigation made by or on behalf of any such party or any

Affiliate thereof or the result thereof and shall survive

Closing or any earlier termination of this Agreement until

the close of business on the third (3rd) anniversary of the

earlier to occur of (a) the effective date of such

termination or (b) the Road Completion Date, unless a claim

shall be made with respect thereto within such period, in

which event such representation or warranty, as the case may be, with respect to which such claim is made shall survive

until such claim is resolved.

                            ARTICLE 12

                            TERMINATION

    Section 12.1      Right to Terminate by Developer.

Notwithstanding any other provision in this Agreement, this

Agreement may be terminated by Developer by Notice sent in

accordance with Section 12.3 upon the occurrence of any of

the following events:

           12.1.1     In the event that within sixty (60)

days after the delivery to Developer, the State and SJTA of

the preliminary engineering plans and specifications for the design and construction of the Road Project prepared

pursuant to the Program Management Agreement, or by April 30,

1997, whichever is earlier, Developer, the State and SJTA

have not each confirmed to the others in writing that the Road

Project Budget is $330 million or less, each of the State,

SJTA and Developer agreeing not to unreasonably withhold,

condition or delay such confirmation, Developer may, by

Notice sent on or before thirty (30) days after such date,

elect to terminate this Agreement.

          12.1.2     If at any time prior to the Closing any

of the conditions described in Section 6.1 will not, in the

reasonable opinion of Developer, be met on or before the

Closing.

           12.1.3     If at any time the State fails to

provide funds to permit Developer to make payments when due

for Preliminary Design Work under the Program Management

Agreement.

           12.1.4     If at any time the State or SJTA fails

to provide State Road Project Funding Sources in a timely

manner.

           12.1.5     If at any time the State or SJTA

breaches any of its covenants pursuant to this Agreement, and such breach continues uncured for more than ten (10) days

after Notice thereof from Developer, unless such breach is not susceptible to cure within such ten (10) day period, and the

State or SJTA, as the case may be, has commenced to cure the breach within such ten (10) day period and has diligently

prosecuted such cure to completion.

           12.1.6     If at any time Developer or any

Affiliate receives written notification from any Gaming

Regulator or has other evidence (which it has disclosed to

the State and SJTA) and which leads Developer to reasonably

believe that the termination of this Agreement is necessary

so that Developer or any Affiliate of Developer shall not

have any of its Gaming Operations in Nevada or Mississippi,

restricted, suspended or revoked.

          12.1.7     If, on or before October 31, 1998,

Developer has not

          12.1.7.1   Acquired title to the Marina Land or

sent a certification under Section 5.9; and

          12.1.7.2   Obtained all Casino Project Permits

necessary to commence construction of the Casino Project; and

          12.1.7.3   Obtained all Road Project Permits

necessary to commence construction of the Road Project; and

          12.1.7.4   Sent a notice to commence construction

of the Road Project to the D/B Contractor.

          12.1.8     If at any time after commencement of

the construction of the Road Project pursuant to the D/B

Road Contract any event beyond the reasonable control of

Developer or any Affiliate shall occur or fail to occur by

reason of which the Developer or its Affiliate cannot

proceed with or complete the construction of the Casino

Project.

          12.1.9     If the Closing shall not have

occurred by July 31, 1997.

    Section 12.2     Right to Terminate by the State and

SJTA.  Notwithstanding any other provision in this

Agreement, this Agreement may be terminated by the State and

SJTA by Notice sent in accordance with Section 12.3 upon the occurrence of any of the following events:

            12.2.1    In the event that within sixty (60)

days after the delivery to Developer, the State and SJTA of

the preliminary engineering plans and specifications for the design and construction of the Road Project prepared

pursuant to the Program Management Agreement, or by April 30,

1997, whichever is earlier, Developer, the State and SJTA

have not each confirmed to the other in writing that the

Road Project Budget is $330 million or less, each of the

State, SJTA and Developer agreeing not to unreasonably

withhold, condition or delay such confirmation, the State

and SJTA may, by Notice sent or before thirty (30) days

after such date,  elect to terminate this Agreement.

         12.2.2     If at any time prior to the Closing

any of the conditions described in Section 7.1 will not, in

the reasonable opinion of the State and SJTA, be met on or

before the Closing.

         12.2.3     Upon the Bankruptcy of Developer.

         12.2.4     If at any time the Developer fails to

provide Developer Road Project Funding Sources in a timely

manner.

         12.2.5     If at any time Developer breaches any

of its covenants pursuant to this Agreement, and such breach continues uncured for more than ten (10) days after Notice

thereof from the State and SJTA, unless such breach is not

susceptible to cure within such ten (10) day period, and

Developer has commenced to cure the breach within such ten

(10) day period and has diligently prosecuted such cure to

completion.

         12.2.6     If, on or before October 31, 1998,

Developer has not

         12.2.6.1   Acquired title to the Marina Land

or sent a certification under Section 5.9; and

         12.2.6.2   Obtained all Casino Project Permits

necessary to commence construction of the Casino Project; and

         12.2.6.3   Obtained all Road Project Permits

necessary to commence construction of the Road Project; and

         12.2.6.4   Sent a notice to commence construction of

the Road Project to the D/B Contractor.

         12.2.7     If the Closing shall not have occurred

by July 31, 1997.

     Section 12.3     Notice of Termination; Effect of

Termination.

             12.3.1   If either Developer or the State and

SJTA elects to terminate this Agreement pursuant to the

provisions of Section 12.1 or 12.2, as the case may be,

such election shall be evidenced by a Notice to such effect

which Notice shall be effective thirty (30) days after the

date the Notice would otherwise, pursuant to Section 13.4 be effective.

            12.3.2     If this Agreement is terminated

pursuant to Section 12.1 or Section 12.2, then, in each such instance, all rights and obligations of the parties under

this Agreement shall, as of the effective date of the Notice of termination, terminate without liability of any party to

the other except (a) for the obligations of the State under

paragraph 6(b) of the Memorandum, (b) the right of the State to reimbursements as described in paragraph 6(c) of the

Memorandum, (c) the State, SJTA and the Developer shall

fulfill their respective financial obligations with respect

to the Program Management Agreement and the D/B Road

Contract for amounts which either accrued prior to the

effective date of the Notice of termination through the

effective date of the Notice of termination or became payable pursuant to either such agreement as a result of such termination, (d) the right of Developer, if any, under

Section 6.1.4 and of the State and SJTA, if any, under

Section 7.1.4 to the reimbursement provided in such section

if such section is applicable, (e) the provisions of Article

11 (Survival), Sections 12.4, 12.5 and 13.16 and (f) if such termination is the result of a breach of a covenant (rather

than the failure of a condition to occur) the non-breaching

party shall have all rights and remedies available at law or in equity against the breaching party and shall also be

entitled to recover its reasonable attorneys' fees and

related costs and expenses from the breaching party.

Notwithstanding the foregoing:

              12.3.2.1     In the event that Developer

exercises its option to terminate subsequent to the Closing

pursuant to any provision of Section 12.1 on or before

Developer acquires the Marina Land or sends a certification

under Section 5.9 or if the State or SJTA exercises its

option to terminate subsequent to the Closing pursuant to any provision of Section 12.2 on or before Developer acquires the

Marina Land or sends a certification under Section 5.9, then and in such event this Agreement shall terminate and the sole remedies of the parties shall be as follows:

                 12.3.2.1.1  All costs incurred by

the State or SJTA in connection with the acquisition of

beneficial use of or title to the Road Project Site shall be borne solely by the State and SJTA;

                 12.3.2.1.2  All costs of the design

of the Road Project, including all fees and expenses of the

Program Manager, incurred after the execution and delivery

of the D/B Road Contract, shall be borne solely by

Developer; and

                 12.3.2.1.3  The State, SJTA and the

Developer shall make such adjustment in Road Project Funding

Sources heretofore expended so as to effectuate the

provisions of subparagraphs 12.3.2.1.1 and 12.3.2.1.2 above.

             12.3.2.2    In the event that Developer elects

to terminate this Agreement pursuant to Section 12.1.8, this

Agreement shall immediately terminate and the State, SJTA and the Developer shall be relieved of all further obligations

hereunder except that the State shall, at its sole cost and

expense, complete construction of the roadway between the

Atlantic City Expressway and Bacharach Boulevard and from

Route 30 to Brigantine Boulevard and may, if it so elects,

determine not to complete the tunnel portion of the Road

Project or otherwise provide access to the Marina Land and the Developer shall, at its sole cost and expense, either cause the tunnel portion of the Road Project to be made

safe in accordance with all requirements of Law or complete

such tunnel portion of the Road Project.

      Section 12.4     Completion of Access Road to Casino.

In the event that this Agreement is terminated at a time

when the Casino Project has not been completed and thereafter the Road Project or a similar road improvement project is

completed by the State and SJTA, or by either, and one or

more Casinos is constructed on the Marina Land and the State and SJTA, or either, receives from the developer(s) of such

Casino(s) with respect to the Road Project, road improvement funds in excess of the cost to complete the Road Project

from the date of termination of this Agreement, then the

State or SJTA shall, from such excess funds, promptly refund to Developer an amount not to exceed all Developer Road

Project Funding Sources paid by Developer with respect to

the Road Project together with all amounts paid by Developer under Section 12.3.2.1.

     Section 12.5     Exchange of Documents.  In the event

this Agreement is terminated, each party shall promptly

provide to the other parties copies of all papers and

documents reasonably requested by the other parties.
                                77
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                            ARTICLE 13

                           MISCELLANEOUS

    Section 13.1     Assignability.  Developer shall have the

right to assign this Agreement and all of its rights and

obligations under this Agreement to Atlandia Design and

Furnishings, Inc., a New Jersey corporation and, with the

consent of the State and SJTA such consent not to be

unreasonably withheld, conditioned or delayed, to any other

corporation or entity which is, directly or indirectly,

wholly-owned by Mirage Resorts, Incorporated, provided such

assignee assumes in writing the obligations of its assignor

and a copy of such assignment and assumption is delivered to the State and SJTA.  Upon such delivery assignor shall be

released from all of its obligations pursuant to this

Agreement other than its financial obligations pursuant to

Sections 5.4 and 7.1.4 of this Agreement.

    Section 13.2     Fees and Expenses.  Except as otherwise

provided in this Agreement, each of the parties will bear

its own fees and expenses in connection with the negotiation and the consummation of the transactions contemplated by

this Agreement.

    Section 13.3     Governing Law, Venue and Service.

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws.  All

actions or proceedings arising directly or indirectly from

this Agreement shall be litigated only in courts situated in

New Jersey.  The Developer, State and SJTA each hereby

consent to the jurisdiction of the state courts of the State of New Jersey and of any federal court located within the

State of New Jersey and Developer waives the personal

service of any and all process upon it and consents that all such service of process may be made by certified or

registered mail, return receipt requested, directed to the

Developer at the address set forth in Section 13.4 below;

and service so made shall be complete five days after it is

posted.

    Section 13.4      Notices.  All notices, offers,

requests, approvals, elections, consents, acceptances,

waivers, reports, certifications, requests and other

communications required or permitted to be given hereunder

(each of the foregoing hereinafter referred to singly as a

"Notice" and collectively as "Notices") shall be in writing

and shall be deemed to have been duly given if delivered

personally with receipt acknowledged or sent by registered

or certified mail or equivalent, if available, return receipt requested, or by recognized overnight courier for next day delivery, addressed to the parties at their

respective addresses set forth below or to such other or

additional address as any party shall hereafter specify by

Notice to the other party, or by telecopier to the parties at their respective telecopier numbers set forth below or to

such other or additional numbers as either party shall

hereafter specify by Notice to the other party:

If to the State to:           c/o Department of
                              Transportation
                              1035 Parkway Avenue CN600
                              Trenton, New Jersey 08625-0600
                              Attn: Commissioner
                              Telecopier:  609-530-3894

with a copy to:               Attorney General
                              State of New Jersey
                              Richard J. Hughes
                              Justice Complex
                              CN112
                              Trenton, New Jersey  08625
                              Attn:  Susan R. Roop, Esq.
                                     Deputy Attorney General
                              Telecopier:  609-292-0690

If to SJTA to:           Farley Service Plaza
                         Hammonton, New Jersey 08037
                         Attn:  James A. Crawford,
                                Executive Director
                         Telecopier:  609-965-7597

with a copy to:          Gilmore & Monahan, P.A.
                         10 Allen Street
                         P.O. Box 540
                         Toms River, New Jersey  07853
                         Attn:  George Gilmore, Esq.
                         Telecopier No.:  908-244-1840

If to Developer to:      Mirage Resorts, Incorporated
                         3400 Las Vegas Boulevard South
                         Las Vegas, Nevada 89109
                         Attn:  Bruce A. Levin, Esq.
                         Telecopier No.: 702-791-5787

with a copy to:          Warshaw Burstein Cohen
                            Schlesinger & Kuh, LLP
                         555 Fifth Avenue
                         New York, New York  10017
                         Attn: Stanley Schlesinger, Esq.
                         Telecopier No.: 212-972-9150

          Any Notice containing a change of address or

telecopier number shall be deemed given when actually

received or upon refusal to accept delivery thereof; all

other Notices shall be deemed to have been given and

received on the earliest of:  (a) when actually first

received or upon refusal to accept delivery thereof, (b) on

the date when delivered personally or sent by telecopier,

(c) one (1) business day after sending by recognized

overnight courier, or (d) four (4) business days after

mailing, as aforesaid.

          Any Notice signed by either the State or by SJTA

(other than a Notice sent pursuant to Article 12

(Termination), whether or not so denominated) shall be

irrevocably and incontestably binding upon SJTA and the

State.  Any Notice sent under said Article 12 (Termination),

whether or not so denominated, must be duly executed on

behalf of the State and SJTA.

    Section 13.5     Ownership of Road Project and Real

Property.  Ownership of the Road Project and the Road

Project Site shall vest in SJTA upon completion and

acceptance of the Road Project.  The State and Developer

agree to execute any and all documents necessary to the

transfer and vesting of title of the Road Project and Road

Project Site, to the extent they have any such interest and

without warranting the same, to SJTA.

    Section 13.6     Headings and Word Meanings.  The headings

in this Agreement are for convenience of reference only and

are not intended to define, limit or in any other way

describe the scope of this Agreement or the intent of any

provisions hereof.  The singular shall include the plural

and the masculine gender shall include the feminine and

neuter, and vice versa, unless the context otherwise

requires.

    Section 13.7     Entire Agreement.  This Agreement,

including the Schedules and Exhibits referred to herein,

constitutes the entire agreement between the parties hereto

relating to the subject matter hereof and supersedes all

prior agreements and understandings, written or oral, among

the parties relating to this subject matter, including,

without limitation, the Memorandum, except with respect only to the Memorandum as provided in Sections 7.1.4 and 12.3.2

of this Agreement and the references in this Agreement to

Exhibit A which was attached to the Memorandum.  This

Agreement is to be interpreted and construed solely on the

basis of those terms and provisions as are contained in the

final form and format of this Agreement, as executed and

delivered by the parties hereto; it being understood that

this Agreement in such final form and format also supersedes all prior drafts or earlier versions of this Agreement, and

any notes or memoranda concerning or relating to this

Agreement, and that no assumptions, inferences or

presumptions shall be drawn or derived from or may be

predicated upon any changes, omissions, deletions or

additions from or to any prior drafts or earlier versions of this Agreement.

    Section 13.8     Counterparts.  This Agreement may be

executed in any number of counterparts, all of which

together shall constitute a single instrument.

    Section 13.9     Modification.  No modification or

amendment of this Agreement or any provision hereof shall be effective unless in writing and executed by the party

against whom such modification or amendment is claimed.

    Section 13.10    Equitable Relief.  Each party confirms

that damages at law may be an inadequate remedy for a

breach or threatened breach of this Agreement and agrees

that, in the event of a breach or threatened breach of any

of the provisions hereof, the respective rights and

obligations hereunder shall be enforceable by specific

performance, injunction or other equitable remedy, but

nothing herein contained is intended to, nor shall it, limit or affect any right or rights at common law or by statute or otherwise of either party aggrieved as against the other

party for breach or threatened breach of any of the

provisions of this Agreement, it being the intention of this

Section to make clear that the respective rights and

obligations of the parties under this Agreement shall be

enforceable in equity as well as at law or otherwise.

Accordingly, if either party hereto shall institute any action or proceeding in equity to enforce the provisions hereof or to enjoin the violation or threatened violation

thereof, the party against whom such equitable action or

proceeding is brought hereby waives the claim or defense

therein that the first party has an adequate remedy at law,

and no party shall urge in such equitable action or

proceeding the claim or defense that such remedy at law exists.

    Section 13.11    Severability.  In case any one or

more of the provisions contained in this Agreement shall be

held to be invalid or unenforceable in any respect, the

validity and enforceability of the remaining provisions

contained herein shall not in any way be affected or

impaired thereby and shall be given full effect regardless

of the invalid portions and the parties will attempt to

agree upon a valid and enforceable provision which shall be

a reasonable substitute for such invalid and unenforceable

provision in light of the tenor of this Agreement, and, upon so agreeing, the parties shall incorporate such substitute

provision in this Agreement.  If any of the provisions of

this Agreement is held to be unenforceable because of the

duration of such provision, it is agreed that the authority

making such determination shall have the power to reduce or limit such provisions and in such limited or reduced form said provisions shall be enforceable.

    Section 13.12    Construction.  In construing either

this Agreement or any Schedule or Exhibit, instrument or

document delivered pursuant to this Agreement, the parties

agree that the rule of construction that ambiguous

provisions of a contract shall be construed against the

draftsman shall be inapplicable to this Agreement or such

Schedule or Exhibit, instrument or document or the portion

thereof in question.

     Section 13.13    No Recording.  Neither party shall

record this Agreement nor any memorandum thereof.

     Section 13.14    Waiver.  No consent or waiver, express

or implied, by either party hereto to or of any breach or

default by the other party in the performance by the other

of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default

in the performance by such other party of the same or any

other obligations of such party hereunder.  Failure on the

part of either party hereto to complain of any act or the

failure to act of the party hereto or to declare the other

party in default, irrespective of how long such failure

continues, shall not constitute a waiver by such party of its rights hereunder; provided that the foregoing shall not prevent the assertion by the other party hereto of any other defenses which may be available at law or in equity.

    Section 13.15    No Third Party Beneficiaries.  Neither

this Agreement nor any of its warranties, representations or covenants creates or shall be construed as creating any

rights enforceable by any Person not a party to this

Agreement whether by operation of law, subrogation or

otherwise.

    Section 13.16    Cooperation.

            13.16.1  In the event that any Person not a

party to this Agreement commences any action, suit or

proceeding with respect to the Road Project or this

Agreement, each party, whether or not a party to such action,

suit or proceeding, shall fully cooperate with the other in

the defense of the claims asserted in such action, suit or

proceeding to the extent that the interest of the parties are consistent.  The parties hereto agree that no party, nor any

Affiliate of any party shall make any claim of any sort

against any other party to this Agreement or any Affiliate of such party by reason of any claim that the D/B Road Contract or the Program Management Agreement has not been properly administered or the Road Project has not been properly managed, designed or constructed; provided, however, if the

Developer either (a) interferes with the performance by

either the Program Manager under the Program Management

Agreement or the D/B Contractor under the D/B Road Contract

or (b) fails to enforce its contractual rights under either

the Program Management Agreement or the D/B Road Contract,

the State and SJTA may, as their sole remedy, commence an

action against Developer for specific performance either (i)

to enjoin such interference or (ii) to compel Developer to

enforce such contractual rights.  The provisions of this

Section 13.16 shall not affect the rights of the parties to

this Agreement under Article 12 (Termination).

           13.16.2   The Developer, State and SJTA recognize

and acknowledge that the D/B Contractor shall be held

accountable and liable for the proper design and

construction of the Road Project.  The Developer, State and

SJTA agree to hold the D/B Contractor responsible for any

damages incurred by the parties hereto which result from the

D/B Contractor's breach of its obligations under the D/B

Road Contract.

    Section 13.17    Binding Effect.  This Agreement shall be

binding upon the signatories hereto and inure to the benefit of their respective successors and, subject to the

provisions of Section 13.1, assigns.

                  [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused

this Agreement to be executed as of the date first set forth above by their duly authorized representatives.

                         STATE OF NEW JERSEY

                           BY:  DEPARTMENT OF TRANSPORTATION


                           By:   JOHN J. HALEY, JR.
                                   John J. Haley, Jr.
                                   Acting Commissioner

                         SOUTH JERSEY TRANSPORTATION
                           AUTHORITY


                         By:   JAMES A. CRAWFORD
                                   James A. Crawford
                                   Executive Director

                         MIRAGE RESORTS, INCORPORATED


                         By:   BRUCE A. LEVIN
                                   Bruce A. Levin
                                   Vice President and
                                   General Counsel

THIS DOCUMENT HAS BEEN REVIEWED
AND APPROVED AS TO FORM ON
THIS 10th DAY OF JANUARY, 1997

PETER VERNIERO
ATTORNEY GENERAL OF NEW JERSEY


By:  SUSAN R. ROOP
     Deputy Attorney General

               ASSIGNMENT AND ASSUMPTION AGREEMENT


        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of the 10th day of January, 1997, by and between MIRAGE RESORTS, INCORPORATED, a Nevada corporation ("Assignor"), and ATLANDIA DESIGN AND FURNISHINGS, INC., a New Jersey corporation ("Assignee").

        In consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to, and delegates to Assignee all of Assignor's obligations under, the Road Development Agreement, of even date herewith (the "Road Development Agreement"), among Assignor, as "Developer," the State of New Jersey, acting through the Department of Transportation (the "State"), and South Jersey Transportation Authority ("SJTA").

        2. Assignee hereby agrees to (i) assume all of the obligations of Assignor under the Road Development Agreement and (ii) indemnify, defend and hold harmless Assignor from and against any and all liabilities or obligations which may be imposed upon Developer under the Road Development Agreement.

        3. Promptly following the execution of this Agreement, Assignee agrees to deliver a fully executed counterpart of this Agreement to the State and SJTA, whereupon
Assignor shall be released from all of its obligations pursuant to the Road Development Agreement, other than its financial obligations pursuant thereto.

        4.      This Agreement shall be governed by and
construed in accordance with the laws of the State of New
Jersey.

        5. Each party agrees to execute and deliver such other and further documents and instruments as may reasonably be required to effectuate this Agreement.

        6. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.

                                 MIRAGE RESORTS, INCORPORATED
                                 ("Assignor")


                                 By  BRUCE A. LEVIN
                                    BRUCE A. LEVIN
                                    Vice President

                                 ATLANDIA DESIGN AND
                                  FURNISHINGS, INC.
                                 ("Assignee")


                                 By  BRUCE A. LEVIN
                                    BRUCE A. LEVIN, Secretary
                                2